Exhibit 10.16

June 7, 2010

Ms. Michelle Burris

TRUBION PHARMACEUTICALS, INC.

2401 Fourth Avenue, Suite 1050

Seattle, Washington 98121

Dear Michelle:

Please refer to the Fourth and Battery Office Lease dated April 28, 2003 and all addenda and amendments thereto (the “Office Lease” or “Lease”) for the space Trubion Pharmaceuticals (hereinafter referred to as “Trubion” or “Lessee”) occupies within the Fourth and Battery building. This letter (this “Amendment”) shall constitute an amendment to the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lease.

PARKING

Effective July 1, 2010 Lessee shall have the right but not the obligation to lease seven (7) additional parking spaces at the surface lot adjacent to the Fourth and Battery Building to the west. The cost of such parking shall be consistent with market rates for comparable parking at the market rate.

MISCELLANEOUS

This Amendment (together with the Lease) constitutes the entire agreement between Lessor and Lessee regarding the Expansion Space and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Amendment shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Amendment shall be binding unless in writing and duly executed by both Lessor and Lessee. Except as specifically amended hereby, all of the terms and conditions of the Lease are and shall remain in full force and effect and are hereby ratified and confirmed.

Please consider this document, when fully executed, as our agreement for the amendment of your Office Lease. If you are in agreement with the above, please sign below where indicated and return all four copies to me for Martin Selig’s signature. Upon full execution, I will return two copies for your own files.

1000 SECOND AVENUE

SUITE 1800

SEATTLE, WASHINGTON 98104-1046

(206) 467-7600

FAX (206) 386-5296

Mr. Michelle Burris

TRUBION PHARMACEUTICALS, INC.

June 7, 2010

Thank you Michelle, for this lease of additional space. We appreciate your tenancy with us and look forward to continuing to satisfy your office and lab space needs.

Very truly yours,

/s/ Theresa Howard

Theresa Howard

TRUBION0528.10

AGREED AND ACCEPTED:

SELIG REAL ESTATE HOLDINGS EIGHT, L.L.C.		TRUBION PHARMACEUTICALS, INC.

	/s/ Martin Selig		/s/ Michelle Burris
By:	Martin Selig	By:	Michelle Burris
Its:	Managing Member	Its:	COO

Dated:	June 15, 2010	Dated:	14 June 2010

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this 15th day of June, 2010, before me, a Notary Public in and for the State of Washington, personally appeared MARTIN SELIG, to me known to be the Managing Member, respectively, of Selig Real Estate Holdings Eight, LLC the entity that executed the foregoing instrument and acknowledged said instrument to be the free and voluntary act and deed of said entity, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument on behalf of the entity.

/s/ Jill H. Brandt
Notary Public in and for the State of Washington
Residing at: Sammamish
My commission expires: 11.8.12

STATE OF	)
	)	ss.
COUNTY OF	)

On this 14th day of June, 2010, before me, a Notary Public in and for the State of Washington, personally appeared Michelle Burris, to me known to be the Chief Operating Officer, respectively, of Trubion Pharmaceuticals, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she/they is/are authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed by official seal, the day and year first above written.

notary.amendments.version2

/s/ Linda M. Povinelli Notary Public in and for the State of Washington Residing at: Seattle My commission expires: April 19, 2013